INTERNATIONAL SHIPHOLDING CORPORATION PROVIDES UPDATE ON IMPLEMENTATION OF STRATEGIC PLAN

Mobile, AL – May 18, 2016 - International Shipholding Corporation (OTCQX: ISHC) today announced that it remained in discussions with its principal lenders regarding various defaults under its credit facilities.  As previously disclosed in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, the Company received in April 2016 various forms of contingent short-term relief from its principal lenders.  That relief terminated on May 15, 2016, and the Company currently is seeking further relief from its lenders and exploring other alternatives.  The Company has retained Blackhill Partners, LLC as its financial advisor to assist in its continued evaluation of various strategic alternatives to address its liquidity and capital structure.

The Company can provide no assurance as to outcome or timing of its current endeavors, and will make future announcements if it determines that further updates are necessary or appropriate.

Contact:

James T. Higginbotham

(251)243-9114

Higgjt@intship.com

Sheila Dean

(251)243-9230

deansa@intship.com

International Shipholding Corporation

Niels M. Johnsen, Chairman (212) 943-4141

Erik L. Johnsen, President (251) 243-9221

Manny Estrada, V. P. and CFO (504) 249-6082